Exhibit 99.2

Media Contact: Travis Parman, Travis.Parman@appharvest.com

AppHarvest announces Chapter 11 filing to support a financial and operational transition

Company secures $29.5 million debtor-in-possession financing commitment from Equilibrium to support ongoing operations at AppHarvest Morehead, AppHarvest Richmond and AppHarvest Somerset
 during proceedings

Operations continue at farms, including shipping product

 MOREHEAD, Ky., July 23, 2023 – AppHarvest, Inc. (NASDAQ: APPH, APPHW), a sustainable food company, public benefit corporation and Certified B Corp building and operating some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today announced that it is pursuing a financial and operational transition to enable the company to reduce its outstanding liabilities. Business operations will continue at the farms, including shipping product to top national grocery store chains, restaurants and food service outlets.

To pursue its transition, AppHarvest, Inc. has filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Court”). The company has also obtained a commitment from Equilibrium, the company’s largest secured creditor, to provide approximately $30 million of debtor-in-possession (“DIP”) financing to provide the necessary liquidity to support operations at the AppHarvest Morehead, AppHarvest Richmond and AppHarvest Somerset farms during the Chapter 11 process. The DIP financing is subject to approval of the Court.

AppHarvest is pursuing a transition of its AppHarvest Berea operations to AppHarvest’s distribution partner, Mastronardi Produce, or one of its affiliates, in exchange for approximately $3.75 million, additional incremental funding and support for the company’s restructuring plan. This transition is subject to approval of the Court.

AppHarvest is diligently working to restructure the operations at the company in an effort to maximize the value creditors can expect to achieve and to preserve jobs.

“The AppHarvest board of directors and executive leadership evaluated several strategic alternatives to maximize value for all stakeholders prior to the Chapter 11 filing,” said AppHarvest CEO Tony Martin. “The Chapter 11 filing provides protection while we work to transition operation of our strategic plan, Project New Leaf, which has shown strong progress toward operational efficiencies resulting in higher sales, cost savings and product quality.”

More information is available at https://cases.stretto.com/appharvest. Stakeholders with questions can contact the Company’s Claims Agent at AppHarvestInquiries@stretto.com, (833) 216-0292 or (949) 620-1088 if calling from outside the U.S. or Canada.

AppHarvest is represented by Sidley Austin LLP and Jackson Walker LLP as counsel, Jefferies LLC as investment banker and Portage Point Partners as financial adviser.

About AppHarvest
AppHarvest is a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with high levels of automation to build a reliable, climate-resilient food system. AppHarvest’s farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. AppHarvest has operated its 60-acre flagship farm in Morehead, Ky., producing tomatoes, a 15-acre indoor farm for salad greens in Berea, Ky., a 30-acre farm for strawberries and cucumbers in Somerset, Ky., and a 60-acre farm in Richmond, Ky., for tomatoes. The four-farm network consists of 165 acres. For more information, visit https://www.appharvest.com.

Exhibit 99.2
Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “expect,” “believe,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “plan,” “potential,” “seem,” “future,” “outlook,” “can,” “may, ”“target,” “strategy,” “working to” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, including implementation of a phased approach at each facility, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the third season harvest, the benefits of using a data-driven approach to optimize production across the farm network, the anticipated benefits and timing of the Company’s strategic program referred to as Project New Leaf, the potential for a sale-leaseback of an additional farm, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on May 10, 2023, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC, the outcome of the Chapter 11 Cases, and the Company’s ability to raise additional funds during the Chapter 11 Cases. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.